LOAN AGREEMENT

Between

ZIONS FIRST NATIONAL BANK
Lender

and

INCONTACT, INC.
Borrower

Effective Date: July 16, 2009

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ii

EXHIBITS

Exhibit A – Promissory Note

SCHEDULES

5.5       Litigation
6.16     Existing Debt

iii

LOAN AGREEMENT

This Loan Agreement is made and entered into by and between Zions First National Bank and inContact, Inc.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Definitions

1.1         Definitions

Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

“Accounting Standards” means (i) in the case of financial statements and reports, conformity with generally accepted accounting principles and fully and fairly representing the financial condition as of the date thereof and the results of operations for the period or periods covered thereby, consistent with other financial statements of that company previously delivered to Lender, and (ii) in the case of calculations, definitions, and covenants, generally accepted accounting principles consistent with those used in the preparation of financial statements of Borrower previously delivered to Lender.

“Adjusted EBITDA” means EBITDA minus capitalized R&D Costs.

“Banking Business Day” means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are authorized to close.

“Borrower” means inContact, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors, and, if permitted, assigns.

“Cash” means cash, and cash equivalents acceptable to Lender, calculated on an average balance over the prior thirty (30) days.

“Collateral” shall have the meaning set forth in Section 3.1 Collateral.

“EBITDA” means earnings (excluding extraordinary gains and losses realized other than in the ordinary course of business and excluding the sale or writedown of intangible or capital assets) before Interest Expense, Income Tax Expense, depreciation, amortization, and other non-cash charges, determined in accordance with Accounting Standards.

“Effective Date” shall mean the date the parties intend this Loan Agreement to become binding and enforceable, which is the date stated at the conclusion of this Loan Agreement.

“Environmental Condition” shall mean any condition involving or relating to Hazardous Materials and/or the environment affecting the Real Property, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Borrower or Lender by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of

Borrower’s business and/or operations in the vicinity of the Real Property and/or any activity or operation formerly conducted by any person or entity on or off the Real Property.

“Environmental Health and Safety Law” shall mean any legal requirement that requires or relates to:

a.         advising appropriate authorities, employees, or the public of intended or actual releases of Hazardous Materials, violations of discharge limits or other prohibitions, and of the commencement of activities, such as resource extraction or construction, that do or could have significant impact on the environment;

b.         preventing or reducing to acceptable levels the release of Hazardous Materials;

c.         reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

d.         assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

e.         protecting resources, species, or ecological amenities;

f.         use, storage, transportation, sale, or transfer of Hazardous Materials or other potentially harmful substances;

g.        cleaning up Hazardous Materials that have been released, preventing the threat of release, and/or paying the costs of such clean up or prevention; or

h.         making responsible parties pay for damages done to the health of others or the environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Equipment Line” means that certain $1,000,000.00 equipment finance or lease facility between Borrower and Zions Credit Corporation.

“Event of Default” shall have the meaning set forth in Section 7.1 Events of Default.

“Hazardous Materials” means (i) “hazardous waste” as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart to such act; (ii) “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), including any future amendments thereto, and regulations promulgated thereunder, and as the term may be defined by any contemporary state counterpart of such act; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground or above ground storage tanks, whether empty or filled or partially filled with any substance; (vi) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (vii) any substance which under any federal, state, or local law, ordinance, rule or regulation requires special handling or notification in its collection, storage, treatment, transportation, use or disposal.

“Income Tax Expense” means expenditures for federal and state income taxes determined in accordance with Accounting Standards.

“Interest Expense” means expenditures for interest determined in accordance with Accounting Standards.

“Lender” means Zions First National Bank, its successors, and assigns.

“Loan” means the loan to be made pursuant to Section 2 Loan Description.

“Loan Agreement” means this agreement, together with any exhibits, amendments, addendums, and modifications.

“Loan Documents” means the Loan Agreement, Promissory Note, Security Documents, all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Material Adverse Effect” means a material adverse effect on Borrower’s financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents.

“Maximum Available Advance Amount” shall have the meaning set forth in Section 2.5 Limitations on Advances.

“Organizational Documents” means, in the case of a corporation, its Articles of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership; in the case of a limited partnership, its Articles of Limited Partnership; in the case of a limited liability company, its Articles of Organization and Operating Agreement or Regulations, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; and all amendments, modifications, and changes to any of the foregoing which are currently in effect.

“Promissory Note” means the promissory note to be executed by Borrower pursuant to Section 2.3 Promissory Note in the form of Exhibit A hereto, which is incorporated herein by reference, and any and all renewals, extensions, modifications, and replacements thereof.

“Qualified Account” means an account receivable of Borrower which meets the following specifications at the time it is created and at all times thereafter until collected in full:

a.         The account meets all applicable representations and warranties concerning the Collateral set forth in the Loan Documents.

b.         For purposes of this definition of Qualified Accounts only, an account shall be deemed to be created upon performance of the services by Borrower regardless of whether an invoice or bill has been issued, provided that an invoice is sent within thirty-one (31) days of the date services were performed.

c.         The account is due and payable not more than thirty (30) days from the date of the invoice evidencing the account and is not more than sixty (60) days past due, plus accounts due and payable not more than sixty (60) days from the date of the invoice evidencing the account and which are not more than sixty (60) days past due, owing by account debtors which have been approved in writing by Lender, not to exceed an aggregate outstanding amount of two million dollars ($2,000,000.00).

d.         The account is a bona fide obligation of the account debtor for the amount identified on the records of Borrower and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such account except (i) discounts allowed in the ordinary course of business which have been disclosed in the Borrowing Base Certificate; and (ii) as otherwise shown on the records of Borrower and disclosed to Lender prior to Lender making any advance based upon the account.

e.         There are no defenses or setoffs to payment of the account which can be asserted by way of defense or counterclaim against Borrower or Lender and Borrower has no reason to believe the account will not be timely paid in full by the account debtor.

f.         Performance of all services giving rise to the account has been completed and all goods giving rise to the account have been delivered. Borrower has possession of or has submitted to Lender shipping or delivery receipts for all such goods.

g.         All services performed and goods sold which give rise to the account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations and were performed or sold in the ordinary course of Borrower’s business.

h.         There have been no extensions, modifications, or other agreements relating to payment of the account except as otherwise shown on the records of Borrower and disclosed to Lender prior to Lender making any advance based upon the account.

i.         The account debtor is located or authorized to do business within the United States and/or Canada and maintains an office and transacts business in the United States of America and/or Canada or the account is backed by a letter of credit or credit insurance in a form and issued by a bank or insurer, as the case may be, acceptable to Lender.

j.         No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the account debtor; no receiver, trustee or custodian has been appointed for any part of the property of the account debtor; and no property of the account debtor has been assigned for the benefit of creditors.

k.         If twenty percent (20%) or more of the accounts owing to Borrower by any particular account debtor do not meet the specifications of Paragraph b, above, all accounts owing by such account debtor shall not be Qualified Accounts.

l.         The account is not owing by an account debtor for whom the terms of sale by Borrower are cash on delivery (“COD”) or considered a cash sale.

m.         The Borrower does not owe an account payable to the account debtor which could be set off against the account receivable.

n.         If the total of all outstanding accounts owing by any single account debtor equals ten percent (10%) or more of the total outstanding current accounts owing to Borrower, the amount of accounts owing by that account debtor which equal or exceed this ten percent requirement shall not be Qualified Accounts unless Lender has received satisfactory credit information concerning the account debtor and Lender has agreed in writing to accept the amount in excess of this ten percent requirement as Qualified Accounts.

o.         The account is not subject to any type of retainage.

p.         The account does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional.

q.         The account is not owing by an employee, officer or director of Borrower in amount greater than five hundred dollars ($500.00) per person.

r.         The account is not owing by a parent, subsidiary, sister company, or other company related to or an affiliate of Borrower.

s.         The account is not owing by the United States government or any agency, department, or division thereof.

t.         The account has not been deemed by Lender to be unacceptable.

u.         The account is not owing by an account debtor deemed by Lender to be unacceptable.

“Real Property” means any and all real property or improvements thereon owned or leased by Borrower or in which Borrower has any other interest of any nature whatsoever.

“R&D Costs” means capitalized costs related to the Borrower’s software development according to generally acceptable accounting principles.

“Security Agreement” means the Security Agreement (All Assets) dated the Effective Date between Borrower and Lender, and any and all amendments, modifications, and replacements thereof.

“Security Documents” means all security agreements, assignments, pledges, financing statements, deeds of trust, mortgages, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the obligations created or contemplated by any of the Loan Documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Working Capital” means all total current assets less total current liabilities. Current liabilities include, without limitation, (i) all obligations payable on demand or within one year after the date on which the determination is made, and (ii) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of Borrower to a date more than one year from the date of determination.

2.         Loan Description

2.1         Amount of Loan

Upon fulfillment of all conditions precedent set forth in this Loan Agreement, and so long as no Event of Default exists, and no other breach has occurred under the Loan Documents, Lender agrees to loan Borrower eight million five hundred thousand dollars ($8,500,000.00).

2.2         Nature and Duration of Loan

The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in the Promissory Note. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan Agreement and the Promissory Note. The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Section 4 Conditions to Loan Disbursements have been fully satisfied, and shall terminate: (i) upon occurrence of an Event of Default or (ii) upon maturity of the Promissory Note, unless the Promissory Note is renewed or extended by Lender in which case such termination shall occur upon the maturity of the final renewal or extension of the Promissory Note. Upon such termination, any and all amounts owing to Lender pursuant to the Promissory Note and this Loan Agreement shall thereupon be due and payable in full.

2.3         Promissory Note

The Loan shall be evidenced by the Promissory Note. The Promissory Note shall be executed and delivered to Lender upon execution and delivery of this Loan Agreement. Proceeds of the Promissory Note may be disbursed by Lender by wire transfer.

2.4         Notice and Manner of Borrowing

Requests for advances on the Promissory Note shall be given in writing or orally no later than 12:00 p.m. Mountain Time of the Banking Business Day on which the advance is to be made.

2.5         Limitations on Advances

Notwithstanding anything to the contrary in the Loan Documents, no advances shall be made on the Loan under the Promissory Note if, after making the requested advance, the total principal amount of all advances outstanding will exceed the aggregate of (i) eighty-five percent (85%) of the Qualified Accounts that have been billed to customers and (ii) sixty-five percent (65%) of the Qualified Accounts that have not yet been billed to customers, so long as Borrower has the following Cash on hand during the following periods:

Time Period	Amount
Close through December 30, 2009	$2,750,000.00
December 31, 2009 through June 29, 2010	$3,000,000.00
June 30, 2010 and Thereafter	$3,500,000.00

(“Maximum Available Advance Amount”). If Borrower’s Cash falls below the above-stated amounts, the advance rate on Qualified Accounts that have been billed to customers shall be reduced to seventy-five percent (75%) of the billed Qualified Accounts.

Borrower will at all times maintain Qualified Accounts so that the total, aggregate, principal amount of all advances at any time outstanding and unpaid shall be in compliance with this formula. If at any time the total, aggregate, principal amount of all such advances outstanding and unpaid exceeds the amount allowable under this formula, Borrower shall immediately make payment to Lender in a sufficient amount to bring the amount of such advances back into compliance.

2.6         Loan Fee

Upon execution and delivery of this Loan Agreement and each year within thirty (30) days of the anniversary of the Loan, Borrower shall pay to Lender a loan fee of twenty-one thousand two hundred fifty dollars ($21,250). No portion of such fee shall be refunded in the event of early termination of this Loan Agreement or any termination or reduction of the right of Borrower to request advances under this Loan Agreement.

2.7         Payment of Prior Loan

A portion of the proceeds of this Loan will be used to repay that certain Revolving Credit and Term Loan Agreement dated May 5, 2006 executed by Borrower in favor of ComVest Capital, LLC (“ComVest”) (“ComVest Loan”). Lender is authorized and directed to disburse a sufficient amount of the funds pursuant to the Promissory Note to pay all obligations owing under the ComVest Loan.

3.         Security for Loan

3.1         Collateral

The Loan, Promissory Note, and all obligations of Borrower under the Loan Documents shall be secured by such collateral as is provided in the Security Documents (the “Collateral”), which shall include, without limitation, a security interest in all assets of Borrower, as more particularly described in the Security Documents.

3.2         Release of Lender as Condition to Lien Termination

In recognition of Lender’s right to have all its attorneys fees and expenses incurred in connection with this Loan Agreement secured by the Collateral, notwithstanding payment in full of the Loan and all other obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any Security Document unless and until Borrower has executed and delivered to Lender general releases in form and substance satisfactory to Lender.

4.         Conditions to Loan Disbursements

4.1         Conditions to Loan Disbursements

Lender’s obligation to disburse any of the Loan is expressly subject to, and shall not arise until all of the conditions set forth below have been satisfied. All of the documents referred to below must be in a form and substance acceptable to Lender.

a.         All of the Loan Documents and all other documents contemplated to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

b.         All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected, and Lender shall have a first priority security interest on all assets of Borrower. Without limiting the foregoing, the UCC financing statement securing the ComVest Loan shall be released.

c.         All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document have been performed.

d.         As of the date of disbursement of all or any portion of the Loan, the following shall be true and correct: (i) all representations and warranties made by Borrower in the Loan Documents are true and correct in all material respects as of the date of such disbursement; and (ii) no Event of Default has occurred and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

All conditions precedent set forth in this Loan Agreement and any of the Loan Documents are for the sole benefit of Lender and may be waived unilaterally by Lender.

4.2         No Default, Adverse Change, False or Misleading Statement

Lender’s obligation to advance any funds at any time pursuant to this Loan Agreement and the Promissory Note shall, at Lender’s sole discretion, terminate upon the occurrence of any Event of Default, any event which could have a Material Adverse Effect, or upon the determination by Lender that any of Borrower’s representations made in any of the Loan Documents were false or materially misleading when made. Upon the exercise of such discretion, Lender shall be relieved of all further obligations under the Loan Documents.

5.         Representations and Warranties

5.1         Organization and Qualification

Borrower represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and that Borrower is qualified and in good standing as a foreign corporation in the State of Utah.

Borrower represents and warrants that it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification.

Borrower represents and warrants that it has the full power and authority to own its property and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents.

Borrower represents and warrants that it has delivered to Lender or Lender’s counsel accurate and complete copies of Borrower’s Organizational Documents which are operative and in effect as of the Effective Date.

5.2         Authorization

Borrower represents and warrants that the execution, delivery, and performance by Borrower of the Loan Documents has been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower’s Organizational Documents or any resolution of the Board of Directors of Borrower, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon execution and delivery thereof, the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

5.3         No Governmental Approval Necessary

Borrower represents and warrants that no consent by, approval of, giving of notice to, registration with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization is required for Borrower’s execution, delivery, or performance of the Loan Documents.

5.4         Accuracy of Financial Statements

Borrower represents and warrants that all of its audited financial statements heretofore delivered to Lender have been prepared in accordance with Accounting Standards.

Borrower represents and warrants that all of its unaudited financial statements heretofore delivered to Lender fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and are consistent with other financial statements previously delivered to Lender.

Borrower represents and warrants that since the dates of the most recent audited and unaudited financial statements delivered to Lender, there has been no event which would have a Material Adverse Effect on its financial condition.

Borrower represents and warrants that all of its pro forma financial statements heretofore delivered to Lender have been prepared consistently with Borrower’s actual financial statements and fully and fairly represent Borrower’s anticipated financial condition and the anticipated results of Borrower’s operation for the period or periods covered thereby.

5.5         No Pending or Threatened Litigation

Borrower represents and warrants that, except as set forth on Schedule 5.5 attached hereto, there are no actions, suits, or proceedings pending or, to Borrower’s knowledge, threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a Material Adverse Effect.

5.6         Full and Accurate Disclosure

Borrower represents and warrants that this Loan Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other statements furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that would have a Material Adverse Effect.

5.7         Compliance with ERISA

Borrower represents and warrants that Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and the regulations and published interpretations thereunder. Neither a Reportable Event as set forth in Section 4043 of ERISA or the regulations thereunder (“Reportable Event”) nor a prohibited transaction as set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any employee benefit plan established, maintained, or to which contributions have been made by Borrower or any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (“ERISA Affiliate”) for its employees which is covered by Title I or Title IV of ERISA (“Plan”); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated which is subject to Title IV of ERISA; no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation (“PBGC”) to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from any Plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate (“Multi-employer Plan”); Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets equals or exceeds the present value of all vested benefits under or all claims reasonably anticipated against each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder and the applicable statements of the Financial Accounting Standards Board (“FASB”) for calculating the potential liability of Borrower or any ERISA Affiliate under any Plan; neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC (except payment of premiums, which is current) under ERISA.

Borrower, each ERISA Affiliate and each group health plan (as defined in ERISA Section 733) sponsored by Borrower and each ERISA Affiliate, or in which Borrower or any

ERISA Affiliate is a participating employer, are in compliance with, have satisfied and continue to satisfy (to the extent applicable) all requirements for continuation of group health coverage under Section 4980B of the Internal Revenue Code and Sections 601 et seq. of ERISA, and are in compliance with, have satisfied and continue to satisfy Part 7 of ERISA and all corresponding and similar state laws relating to portability, access and renewability of group health benefits and other requirements included in Part 7.

5.8         Compliance with USA Patriot Act

Borrower represents and warrants that it is not subject to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower.

5.9         Compliance with All Other Applicable Law

Borrower represents and warrants that it has complied in all material respects with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower’s business or the ownership of its properties, which may have a Material Adverse Effect.

5.10         Environmental Representations and Warranties

Borrower represents and warrants that, except as Lender has been otherwise previously advised by Borrower to Borrower’s knowledge after due inquiry and investigation, no Hazardous Materials are now located on, in, or under the Real Property, nor to Borrower’s knowledge after due inquiry and investigation is there any Environmental Condition on, in, or under the Real Property and neither Borrower nor, to Borrower’s knowledge, after due inquiry and investigation, any other person has ever caused or permitted any Hazardous Materials to be placed, held, used, stored, released, generated, located or disposed of on, in or under the Real Property, or any part thereof, nor caused or allowed an Environmental Condition to exist on, in or under the Real Property, except in the ordinary course of Borrower’s business under conditions that are generally recognized to be appropriate and safe and that are in compliance with all applicable Environmental Health and Safety Laws. Borrower further represents and warrants that to Borrower’s knowledge after due inquiry and investigation no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials and/or an Environmental Condition is proposed, threatened, anticipated or in existence with respect to the Real Property.

5.11         Operation of Business

Borrower represents and warrants that Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

5.12         Payment of Taxes

Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on Borrower’s assets, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

6.         Borrower’s Covenants

Borrower makes the following agreements and covenants, which shall continue so long as this Loan Agreement is in effect and so long as Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan Agreement.

6.1         Use of Proceeds

Borrower shall use the proceeds of the Loan solely for the purposes identified to Lender in applying for the Loan.

Borrower shall not, directly or indirectly, use any of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any person or entity for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors, or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or by any of the rules and regulations respecting the extension of credit promulgated thereunder.

6.2         Continued Compliance with ERISA

Borrower covenants that, with respect to all Plans (as defined in Section 5.7 Compliance with ERISA) which Borrower or any ERISA Affiliate currently maintains or to which Borrower or any ERISA Affiliate is a sponsoring or participating employer, fiduciary, party in interest or disqualified person or which Borrower or any ERISA Affiliate may hereafter adopt, Borrower and each ERISA Affiliate shall continue to comply with all applicable provisions of the Internal Revenue Code and ERISA and with all representations made in Section 5.7 Compliance with ERISA, including, without limitation, conformance with all notice and reporting requirements, funding standards, prohibited transaction rules, multi-employer plan rules, necessary reserve requirements, and health care continuation, coverage and portability requirements.

6.3         Compliance with USA Patriot Act

Borrower shall (a) not be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, and (b) provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.4         Continued Compliance with Applicable Law

Borrower shall conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.

6.5         Prior Consent for Amendment or Change

Borrower shall not modify, amend, waive, or otherwise alter, or fail to enforce, its Organizational Documents or other governing documents without Lender’s prior written consent.

6.6         Payment of Taxes and Obligations

Borrower shall pay when due all taxes, assessments, and governmental charges and levies on Borrower’s assets, business, and income, and all material obligations of Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

6.7         Financial Statements and Reports

Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request. Audited financial statements and reports shall be prepared in accordance with Accounting Standards. Unaudited financial statements and reports shall fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender.

Until requested otherwise by Lender, Borrower shall provide the following financial statements and reports to Lender:

a.         Annual audited financial statements for each fiscal year of Borrower in a form acceptable to Lender, to be delivered to Lender within one hundred twenty (120) days of the end of the fiscal year. The annual financial statements shall include a certification by the chief financial officer and chief executive officer of Borrower that the annual financial statements fully and fairly represent Borrower’s financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

b.         Borrower’s annual forecast in a form acceptable to Lender to be delivered to Lender within sixty days (60) days of the end of the fiscal year.

c.         Quarterly financial statements for each fiscal quarter of Borrower in a form acceptable to Lender, to be delivered to Lender within forty-five (45) days of the end of the fiscal quarter. The quarterly financial statements shall include a certification by the chief financial officer or chief executive officer of Borrower that the quarterly financial statements fully and fairly represent Borrower’s financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

d.         Borrower shall submit to Lender a Borrowing Base Certificate as of the 5th and 20th of each month in a form provided by or acceptable to Lender demonstrating that the outstanding balance on the Loan is in compliance with the terms and conditions of this Loan Agreement. The Borrowing Base Certificate shall be due within five (5) days after the 5th and 20th of each month. The Borrowing Base certificates shall include an accounts receivable aging report, in a form acceptable to Lender.

6.8         Insurance

Borrower shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

6.9         Inspection

Borrower shall at any reasonable time and from time to time permit Lender or any representative of Lender to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the properties and assets of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of Borrower’s officers and directors and with Borrower’s independent accountants.

Notwithstanding the foregoing, Lender shall conduct an annual collateral exam and Borrower shall pay all expenses related thereto.

6.10         Operation of Business

Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business and Borrower shall not violate any valid rights of others with respect to any of the foregoing. Borrower shall continue to engage in a business of the same general type as now conducted.

6.11         Maintenance of Records and Properties

Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with Accounting Standards. Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

6.12         Notice of Claims

Borrower shall promptly notify Lender in writing of all actions, suits or proceedings filed or threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a Material Adverse Effect.

6.13         Environmental Covenants

Borrower covenants that it will:

a.         Not permit the presence, use, disposal, storage or release of any Hazardous Materials on, in, or under the Real Property, except in the ordinary course of Borrower’s business under conditions that are generally recognized to be appropriate and safe and that are in compliance with all applicable Environmental Health and Safety Laws.

b.         Not permit any substance, activity or Environmental Condition on, in, under or affecting the Real Property which is in violation of any Environmental Health and Safety Laws.

c.         Comply in all material respects with the provisions of all Environmental Health and Safety Laws.

d.         Notify Lender promptly of any discharge of Hazardous Materials, Environmental Condition, or environmental complaint or notice received from any governmental agency or any other party.

e.         Upon any discharge of Hazardous Materials or upon the occurrence of any Environmental Condition, immediately contain and remediate the same in compliance with all Environmental Health and Safety Laws, promptly pay any fine or penalty assessed in connection therewith, and immediately notify Lender of such events.

f.         Permit Lender with reasonable time and notice to inspect the Real Property for Hazardous Materials and Environmental Conditions, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto.

g.         From time to time upon Lender’s request, and at Borrower’s expense, provide a report (including all validated and unvalidated data generated for such reports) of a qualified independent environmental engineer acceptable to Lender, satisfactory to Lender in scope, form, and content, and provide to Lender such other and further assurances reasonably satisfactory to Lender, that Borrower is in compliance with these covenants concerning Hazardous Materials and Environmental Conditions, and that any past violation thereof has been corrected in compliance with all applicable Environmental Health and Safety Laws.

h.         Immediately advise Lender of any additional, supplemental, new, or other information concerning any Hazardous Materials or Environmental Conditions relating to the Real Property.

6.14         Financial Covenants

Except as otherwise provided herein, each of the accounting terms used in this Section 6.14 shall have the meanings used in accordance with Accounting Standards.

a.         Minimum Adjusted EBITDA. Borrower shall maintain a minimum Adjusted EBITDA, measured as of the last day of each quarter, as follows:

Quarter Ending	Amount
September 30, 2009	$250,000.00
December 31, 2009 and thereafter	$750,000.00

b.         Minimum Working Capital. Borrower shall at all times maintain minimum Working Capital, measured as of the last day of each quarter, as follows:

Quarter Ending	Amount
September 30, 2009	0
December 31, 2009 and thereafter	$1,000,000.00

6.15         Negative Pledge

Borrower will not create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit arrangement, or other preferential arrangement, charge, or encumbrance (including, without limitation, any conditional sale, other title retention agreement, or finance lease) of any nature, upon or with respect to any of its properties or assets, now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement under which Borrower appears as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except (a) those contemplated by this Loan Agreement; (b) liens arising in the ordinary course of business (such as liens of carriers, warehousemen, mechanics, and materialmen) and other similar liens imposed by law for sums not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with Accounting Standards; (c) easements, rights of way, restrictions, minor defects or irregularities in title or other similar liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of Borrower; (d) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with Accounting Standards; (e) anti-assignment provisions included in any Qualified Account, Chattel Paper, General Intangible or promissory note in which Borrower has any right, title or interest; and (f) the Equipment Line.

6.16         Restriction on Debt

Borrower shall not create, incur, assume, or suffer to exist any debt except as permitted by this Section 6.16. Debt means (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations as lessee under capital leases; (v) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; and (ix) obligations secured by any mortgage, deed of trust, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

Permitted exceptions to this covenant are: (i) debt contemplated by this Loan Agreement; (ii) accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; (iii) debt incurred under the Equipment Line (iv) debt due not to exceed an outstanding principal amount of two hundred thousand dollars ($200,000.00) per debt and not to exceed an aggregate, outstanding principal amount of five hundred thousand dollars ($500,000.00); (v) debt existing on the Effective Date and set forth on Schedule 6.16 hereto; (vi) debt secured by liens described in clause (f) of the definition of Permitted Encumbrances in the Security Agreement; (vii) extensions, refinancings, modifications, amendments and restatements of any items of the foregoing clauses, provided that the principal amount thereof is not increased and the terms thereof are not modified or impose more burdensome terms upon Borrower; and (viii) subordinated debt, which is approved in advance in writing by Lender.

6.17         Mergers, Consolidations, and Purchase and Sale of Assets

Borrower shall not wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity, or acquire all or substantially all of the assets or the business of any person or entity.

6.18         Dividends and Loans

Borrower shall not (i) declare or pay any dividends, (ii) purchase, redeem, retire or otherwise acquire for value any of its capital stock or equity interests now or hereafter outstanding, (iii) make any distribution of assets to its stockholders, investors, or equity holders, whether in cash, assets, or in obligations of Borrower, (iv) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock or equity interests, or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or equity interests.

Borrower shall not make any loans or pay any advances of any nature whatsoever to any person or entity, except advances in the ordinary course of business to vendors, suppliers, and contractors.

6.19         Accounts Receivable

Borrower shall promptly notify Lender in writing upon any Qualified Account ceasing to be or being determined to have been incorrectly identified as a Qualified Account.

Borrower shall provide Lender with such reports and records concerning accounts receivable and accounts payable as Lender may reasonably request.

Borrower hereby authorizes Lender to verify Borrower’s accounts through written or verbal verification methods at the discretion of Lender.

7.         Default

7.1         Events of Default

Time is of the essence of this Loan Agreement. The occurrence of any of the following events shall constitute a default under this Loan Agreement and under the Loan Documents and shall be termed an “Event of Default”:

a.         Borrower fails in the payment or performance of any obligation, covenant, agreement, or liability created by any of the Loan Documents.

b.         Any representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, is materially false or materially misleading.

c.         Default occurs or Borrower fails to comply with any term in any of the Loan Documents.

d.         Any indebtedness of Borrower under any note, indenture, contract, agreement, or undertaking is accelerated.

e.         Default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by Borrower, occurs on any note, indenture, contract, agreement, or undertaking.

f.         Borrower is dissolved or substantially ceases business operations.

g.         A receiver, trustee, or custodian is appointed for any part of Borrower’s property, or any part of Borrower’s property is assigned for the benefit of creditors.

h.         Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

i.         Any judgment or regulatory fine is entered against Borrower which may materially affect Borrower.

j.         Borrower becomes insolvent or fails to pay its debts as they mature.

k.         Any change occurs in Borrower’s condition or any event occurs which may have a Material Adverse Effect.

l.         Any default under the Equipment Line.

7.2         Cure Periods

For any Event of Default other than an Event of Default arising from the failure of Borrower to make a payment to Lender when due, Borrower may cure such default within ten (10) Banking Business Days of the receipt of written notice from Lender of such default (a “Default Notice”), or if it is commercially unreasonable to cure such default within ten (10) Banking Business Days and with Lender's consent, within such longer period of time as is reasonably necessary to accomplish the cure, provided (i) Borrower promptly commences such cure upon receipt of the Default Notice, (ii) such cure period does not exceed ninety (90) days under any circumstances, and (iii) Borrower shall pay to Lender all of Lender’s reasonable costs to confirm that the Event of Default has been cured. If an Event of Default is cured, provided Borrower immediately pays all of Lenders reasonable enforcement costs, including attorneys’ fees, through the date Lender received notice of the cure, Lender shall cease its enforcement actions and remedies, including any acceleration remedy provided herein or elsewhere in the Loan Documents, and the parties shall proceed under the Loan Documents as if no default has occurred. Notwithstanding Lender’s obligation to terminate its remedies upon a cure as set forth above, Lender shall have no obligation to suspend or delay its enforcement of its rights and remedies under the Loan Documents and at law during any applicable cure period. In no event shall Borrower have the right to cure Events of Default more than three (3) times during the term of this Agreement.

7.3         No Waiver of Event of Default

No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

8.         Remedies

8.1         Remedies upon Event of Default

Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the obligations due or to become due from Borrower to Lender, whether arising under this Loan Agreement, the Promissory Note, the Security Documents or otherwise, at the option of Lender and without notice to Borrower of the exercise of such option, shall accelerate and become at once due and payable in full, and Lender shall have all rights and remedies created by or arising from the Loan Documents, and all other rights and remedies existing at law, in equity, or by statute.

Additionally, Lender shall have the right, immediately and without prior notice or demand, to set off against Borrower’s obligations to Lender, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower, including, without limitation, checking accounts, savings accounts, and other depository accounts, and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money or amounts immediately upon occurrence of an Event of Default, even though such charge is entered on Lender’s books subsequently thereto.

8.2         Rights and Remedies Cumulative

The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein or hereafter existing at law, in equity, or by statute. Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

8.3         No Waiver of Rights

No delay or omission in the exercise or pursuance by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

9.         General Provisions

9.1         Governing Agreement

In the event of conflict or inconsistency between this Loan Agreement and the other Loan Documents, excluding the Promissory Note, the terms, provisions and intent of this Loan Agreement shall govern.

9.2         Borrower’s Obligations Cumulative

Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

9.3         Payment of Expenses and Attorney’s Fees

Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, documentation of the Loan, and administration and supervision of the Loan, including, without limitation, appraisal fees, environmental inspection fees, field examination expenses, title insurance, recording fees, filing fees, and reasonable attorneys fees and legal expenses, whether incurred in making the Loan, in future amendments or modifications to the Loan Documents, or in ongoing administration and supervision of the Loan.

Upon occurrence of an Event of Default, Borrower agrees to pay all costs, and expenses, including reasonable attorney fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, the Loan Documents, and any other rights and remedies.

Borrower agrees to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

9.4         Right to Perform for Borrower

Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other obligation of Borrower under this Loan Agreement or under the Security Documents.

9.5         Assignability

Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer is void.

Lender may assign or transfer any of the Loan Documents. Funding of this Loan may be provided by an affiliate of Lender.

9.6         Third Party Beneficiaries

The Loan Documents are made for the sole and exclusive benefit of Borrower and Lender and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

9.7         Governing Law

The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that any such document expressly provides otherwise.

9.8         Severability of Invalid Provisions

Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9         Interpretation of Loan Agreement

The article and section headings in this Loan Agreement are inserted for convenience only and shall not be considered part of the Loan Agreement nor be used in its interpretation.

All references in this Loan Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

9.10         Survival and Binding Effect of Representations, Warranties, and Covenants

All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan Agreement and shall continue in effect so long as any obligation to Lender contemplated by this Loan Agreement is outstanding and unpaid, notwithstanding any termination of this Loan Agreement. All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower. All agreements, representations, warranties, and covenants in this Loan Agreement shall bind the party making the same, its successors and, in Lender’s case, assigns, and all rights and remedies in this Loan Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and, in Lender’s case, assigns.

9.11         Indemnification

Borrower hereby releases and waives any and all claims (including contract, tort and equitable claims) which may be asserted against Lender, presently existing or arising in the future, known or unknown, arising from or relating in any manner to the purchase, financing, and/or collection of accounts pursuant to this Loan Agreement, excluding only breach of contract by Lender under circumstances that such breach amounts to gross negligence or willful misconduct.

Borrower hereby agrees to indemnify Lender for all liabilities and damages (including contract, tort and equitable claims) which may be awarded against Lender, and for all reasonable attorneys fees, legal expenses and other expenses incurred in defending such claims, arising from or relating in any manner to the advances on Qualified Accounts pursuant to this Loan Agreement (including all reasonable attorneys fees, legal expenses and other expenses incurred in defending any such claims brought by Borrower if Borrower does not prevail in such actions), excluding only breach of contract by Lender under circumstances that such breach amounts to gross negligence or willful misconduct. Lender shall have sole and complete control of the defense of any such claims and is hereby given authority to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

9.12         Environmental Indemnification

Borrower shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses arising from or related in any manner, directly or indirectly, to (i) Hazardous Materials located on, in, or under the Real Property; (ii) any Environmental Condition on, in, or under the Real Property; (iii) violation of or non compliance with any Environmental Health and Safety Law; (iv) any breach or violation of Section 5.10 Environmental Representations and Warranties and/or Section 6.13 Environmental Covenants; and/or (v) any activity or omission, whether occurring on or off the Real Property, whether prior to or during the term of the loans secured hereby, and whether by Borrower or any other person or entity, relating to Hazardous Materials or an Environmental Condition. The indemnification obligations of Borrower under this Section shall survive any reconveyance, release, or foreclosure of the Real Property, any transfer in lieu of foreclosure, and satisfaction of the obligations secured hereby.

Lender shall have the sole and complete control of the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

9.13         Interest on Expenses and Indemnification, Collateral, Order of Application

All expenses, out-of-pocket costs, attorneys fees and legal expenses, amounts advanced in performance of obligations of Borrower, and indemnification amounts owing by Borrower to Lender under or pursuant to this Loan Agreement, the Promissory Note, and/or any Security Documents shall be due and payable upon demand. If not paid upon demand, all such obligations shall bear interest at the default rate provided in the Promissory Note from the date of disbursement until paid to Lender, both before and after judgment. Lender is authorized to disburse funds under the Promissory Note for payment of all such obligations.

Payment of all such obligations shall be secured by the Collateral and by the Security Documents.

All payments and recoveries shall be applied to payment of the foregoing obligations, the Promissory Note, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender. Unless provided otherwise in the Promissory Note, payments on the Promissory Note shall be applied first to accrued interest and the remainder, if any, to principal.

9.14         Limitation of Consequential Damages

Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

9.15         Waiver and Release of Claims

Borrower (i) represents that it has no defenses to or setoffs against any indebtedness or other obligations owing to Lender or its affiliates (the “Obligations”), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and its affiliates from all claims, causes of action, and costs, in law or equity, existing as of the date of this Loan Agreement, which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Loan Agreement. This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or its affiliates.

9.16         Revival Clause

If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

9.17         Jury Trial Waiver, Arbitration, and Class Action Waiver

This Section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

a.         Jury Trial Waiver. As permitted by applicable law, Borrower and Lender each waive their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”).

b.        Arbitration. If a claim, dispute, or controversy arises between Borrower and Lender with respect to this Agreement, related agreements, or any other agreement or business relationship between Borrower and Lender whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of the parties may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, Borrower gives up any right it may have to a jury trial, as well as other rights it would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters relating to a deposit account, application for or denial of credit, enforcement of any of the obligations the parties have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, including but not limited to the validity, enforceability, meaning, or scope of this arbitration provision, and including a dispute based on or arising from an alleged tort or matters involving either of Borrower’s or Lender’s employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, Borrower and Lender each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if there is no agreement, in Salt Lake City, Utah.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator will (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment, (ii) will render a decision and any award applying applicable law, (iii) give effect to any limitations period in determining any Dispute or defense, (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable, (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases, and

(vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The provisions of this arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

c.         Class Action Waiver. BORROWER AND LENDER EACH WAIVE THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

d.         Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

9.18         Consent to Utah Jurisdiction and Exclusive Jurisdiction of Utah Courts

Borrower acknowledges that by execution and delivery of the Loan Documents Borrower has transacted business in the State of Utah and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from the Loan Documents and/or the transactions contemplated thereby. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS ABOVE, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE

JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

9.19         Notices

All notices or demands by any party to this Loan Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated herein or to such other addresses as Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

Mailing addresses:

Lender:

Zions First National Bank
Corporate Banking Group
One South Main Street, Suite 200
Salt Lake City, Utah 84111
Attention: Thomas C. Etzel, Sr. Vice President

With a copy to:

John A. Beckstead
Holland & Hart LLP
60 East South Temple, Suite 2000
Salt Lake City, Utah 84111

Borrower:

inContact, Inc.
7730 South Union Park Avenue, Suite 500
Salt Lake City, Utah 84047
Attention: __________________

9.20         Duplicate Originals; Counterpart Execution

Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument. Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart. Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument.

9.21         Disclosure of Financial and Other Information

Borrower hereby consents to Lender disclosing to any other lender who may participate in the Loan any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan and Borrower.

9.22         Integrated Agreement and Subsequent Amendment

The Loan Documents constitute the entire agreement between Lender and Borrower, and may not be altered or amended except by written agreement signed by Lender and Borrower. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

Effective Date: July 16, 2009,

Lender:

Zions First National Bank

By: /s/ Thomas C. Etzel
Name: Thomas C. Etzel
Title: Senior Vice President

Borrower:

inContact, Inc.

By: /s/ Gregory S. Ayers
Name: Gregory S. Ayers
Title: Chief Financial Officer